FINAL TRANSCRIPT

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Conference Call Transcript

RFMD – RF Micro Devices September 21, 2004, Conference Call

Event Date/Time: Sep. 21. 2004 / 9:00AM ET

Event Duration: 29 min

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FINAL TRANSCRIPT

RFMD – RF Micro Devices September 21, 2004, Conference Call

CORPORATE PARTICIPANTS

Doug DiLeo

RF Micro Devices, Inc. – Director IR

Bob Bruggeworth

RF Micro Devices, Inc. – President, CEO, Director

Dean Priddy

RF Micro Devices, Inc. – CFO

CONFERENCE CALL PARTICIPANTS

John Lau

Bank of America – Analyst

Kalpesh Kapadia

C.E.Unterberg, Towbin – Analyst

Blaine Carroll

Oppenheimer & Co – Analyst

Harsh Kumar

Morgan, Keegan & Co – Analyst

Pierre Maccagno

Needham & Co – Analyst

Jeff Kaball

Lehman Brothers – Analyst

Randy Abrams

CSFB – Analyst

James Faucette

Pacific Crest – Analyst

Floyd Fisher

Legg Mason Wood Walker – Analyst

Mike Walkley

Piper Jaffray – Analyst

Ren Zamora

Loop Capital Markets – Analyst

Ambrish Srivastava

Harris Nesbitt – Analyst

Sandy Harrison

Pacific Growth Equities – Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the RF Micro Devices’ announcement conference call. At this time, all participants are in a listen-only mode. Following today’s presentation instructions will be given for the question-and-answer session. (OPERATOR INSTRUCTIONS) As a reminder this conference is being recorded today Tuesday, September 21, 2004. I would now like to turn the conference over to Doug DiLeo, with RF Micro Devices.

Doug DiLeo – RF Micro Devices, Inc. – Director IR

Thanks very much. Good morning everyone and welcome to the call. At seven o’clock this morning we issued a press release. If anyone listening did not receive a copy, please call Janet Cruz, at FRB/Weber Shandwick at 212-445-8453. Janet will fax a copy to you and verify that your name is on our distribution list. In the meantime the release is available on our website RFMD.com and under investor info and on PR newswire. At this time I want to remind you that this call contains forward-looking statements that relate to our plans, objectives, estimates and goals. Words such as expects, anticipates, intends, plans, projects, believes and estimates and variations of these words and similar expressions identify these forward-looking statements.

Our business is subject to numerous risks and uncertainties including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of wafer fabrication and molecular hepitaxy (ph) and other foreign and domestic manufacturing facilities. Our ability to attract and retain skilled personnel and develop leaders. Variability in production yields; our ability to reduce costs and improve gross margins by implementing innovative technologies; our ability to bring new products to market; our ability to increase production capacity quickly in response to increases in demand for our products, dependence on a limited number of customers and a dependence on third parties.

These and other risks and uncertainties which are described in more detail in our most recent annual report on form 10-K filed with the SEC could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. Before I hand the call over to management I would like to ask that in the interest of fairness to all listeners, each participant asking a question please limit themselves to one question and a follow-up. After each person in queue has gotten a turn we will give participants an opportunity to ask a second question as time allows.

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FINAL TRANSCRIPT

RFMD – RF Micro Devices September 21, 2004, Conference Call

I would also like to remind our listeners that because this is not a regularly scheduled conference call, it does not constitute a disclosure outlet under regulation FD. For that reason we will not be providing material guidance beyond information contained in this morning’s press release which calls for sequential growth into December in all three of our business units. We will provide complete guidance for December quarter on our regularly scheduled conference call on October 26, 2004.

With us this morning on the line are Bob Bruggeworth, President and CEO and Dean Priddy, Chief Financial Officer and now I will turn the call over to Bob.

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

Thank you, Doug. Good morning. Today we updated our financial outlook for the September quarter and also updated key new product initiatives. First, let me cover the financial aspects for the quarter. We currently expect September revenue to come in the range of $146 million to $152.5 million, down approximately 8 to 12 percent from June revenue levels. We currently expect GAAP loss per share of 3 cents to 5 cents per share and a pro forma loss of 1 to 3 cents per share. On our July 20th earnings conference call we had originally projected revenue of approximately $166 million and a GAAP EPS of 1 to 2 cents and a pro forma earnings per share of 3 to 4 cents.

A natural question would be what changed as the quarter progressed? By far the biggest impact to revenue came from customers in Asia caused by excess inventory levels, particularly GSM related in the supply chain. It is clear to us this is not a broad-based industry phenomenon as we project growth this quarter from the world’s two largest handset manufacturers. While the short-term financial outlook is disappointing, we believe we achieved several milestones related to our merging businesses this quarter that will have a profound long-term impact on RFMD’s future.

First, as we committed on July 20th call, we have begun shipments of our POLARIS 2 GSM GPRS EDGE chipset to a top-tier handset OEM. This is a huge win for RFMD team as we have never shipped GSM PAs or transceivers to this customer. The industry is rapidly migrating to EDGE, and we are clearly in the lead for merchant market solutions. We remain on track to ship in excess of one million POLARIS chipsets in the December quarter to more than 1 top-tier handset OEMs with this product continuing to ramp next year. We are the only EDGE solution available that utilizes polar modulation, which significantly increases PA efficiency and reduces bill and material costs by reducing the need for filters.

Secondly, our Bluetooth revenue will exceed our original guidance for the quarter. We originally committed to greater than 100 percent growth and now we see greater than 200 percent growth in our revenues for Bluetooth. Bluetooth is a rapidly growing technology, and we have the right products at the right time to capitalize on this growth in the Bluetooth market.

Finally, in just a couple of words about the December quarter. While we won’t provide specific guidance until our September quarter conference call scheduled for October 26, we currently expect all three of our business units to contribute to revenue growth, cellular wireless connectivity and infrastructure. It’s an exciting time for RF Micro Devices as we begin to see the several investments we’ve been making clearly begin shipping in production volumes.

Thank you for your interest in RFMD, and now we will open it up to questions.

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QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) John Lau.

John Lau – Bank of America – Analyst

Bank of America. I was wondering you mentioned that the inventory in Asia was one of the primary factors for the shortfall. How long do you believe that inventory will take to work through?

Dean Priddy – RF Micro Devices, Inc. – CFO

John, we believe it is significantly in the process of being worked through as we speak. While we can’t say that there aren’t — don’t continue to be pockets of inventory in Asia, we think that considerable progress has been made, and we are beginning to see the return of some order activity from some of our Asian customers. So I think it has been a long enough time period now where we should be approaching the time where the inventory should be less of a concern going forward.

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

I’d like to add to that. I think varying degrees. We’ve got some of our Chinese customers, as you know there has been a lot in the press about the tightening of the monetary policies and what that is having an impact on the business. We also believe there’s other customers out there that have some inventory that Dean talked about that is being burned off that is of our components as well as some of their own products. So there is several different things going on.

John Lau – Bank of America – Analyst

Based on some of the influx that you have from the Chinese customers, you mentioned that (technical difficulty)

Operator

Kalpesh Kapadia.

Kalpesh Kapadia – C.E.Unterberg, Towbin – Analyst

From C.E. Unterberg, Towbin. On the gross margin side, if I look at the (indiscernible) for the (indiscernible) 2.5 and the EPS guidance of minus 2 in (indiscernible) -3 to 4 in pro forma, gross margin come in around 35 percent or below unless there is something changed on the operating expense side. Is that the right way to look at it?

Dean Priddy – RF Micro Devices, Inc. – CFO

You can probably roughly back into the gross margin numbers the way that you did. While we have not reported what the expenses will be at, there shouldn’t be any major deviations from our guidance, maybe some slight favorability, but I think your approach is probably pretty sound. As you might expect with the reduced production volumes that will likely have some impact on gross margins this quarter, so I think you are right in your overall assessment. I just don’t know if your numbers are precisely correct.

Kalpesh Kapadia – C.E.Unterberg, Towbin – Analyst

And a follow-up to that Dean, on the inventory side your inventories have gone up in June by roughly 10 million dollars, and the shipments are lower by 8 to 12 percent. Are we going to see any kind of write-off or —.

Dean Priddy – RF Micro Devices, Inc. – CFO

Not commenting on that at this time. We will go over the full financial results on our October call.

Kalpesh Kapadia – C.E.Unterberg, Towbin –Analyst

Thank you.

Operator

Blaine Carroll.

Blaine Carroll – Oppenheimer & Co – Analyst

It’s Oppenheimer & Co. Bob, if we can look at your commentary about the market for a minute, you were saying that you expect growth from the two largest handset providers. Just very quickly is that growth with you or growth for them within the industry?

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

My comments were geared towards our business with them.

Blaine Carroll – Oppenheimer & Co – Analyst

Okay.

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RFMD – RF Micro Devices September 21, 2004, Conference Call

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

But to follow-up with that I think what we are saying is we still believe that the industry is pretty healthy. And there clearly could be some share shifts that go on in the industry.

Blaine Carroll – Oppenheimer & Co – Analyst

So there are three things that could be causing this, number one is just the market and we can say okay, it is the Asian market, is having severe troubles. It doesn’t seem as if you are saying that. So then the second question is or the second possibility is that it is either just an OEM that is losing share or potentially that you are just designed into the wrong handsets that happen to be the hot selling handset right now. So I guess my question for you is do you see it as market share shift between certain OEMs, or do you just have to wait for the next product cycle and hopefully get designed into the right handset that is the next hot seller?

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

Let me come at this a little bit different, and then I will allow Dean to add a little more color if he’d like. Number one, we’ve got very strong positions as you guys know in Korea, China and Taiwan. I think we’ve already commented or at least I did on we see some tightening of the monetary policy in China, so clearly that is having an impact. I think you guys also know with where we stand with the number two player as far as having any other direct GSM business. And we’ve talked about in this press release how we’re starting to get some of that business, so I would say we are already well on our way to capturing some of that. So as however they do in the market, we will start to have favorable impact from that. And we’ve commented on that in the past. So also with the number one player you know how we stand with that. So clearly if they are taking share, we are riding that very nicely as well.

Dean Priddy – RF Micro Devices, Inc. – CFO

Yes, and I think the tightening of the monetary policy does have some impact overall in the industry on market share within the industry. It appears to us the overall handset demand remains pretty solid. So if some of the companies, particularly in China that were manufacturing cell phones, if they are not getting the funding required to manufacture those phones and there is continued demand and that means that there is more than likely some share shift, and that share shift may be going to some of the larger more established OEMs. So I think that is also a dynamic that we seen emerge in our business.

Operator

Harsh Kumar.

Harsh Kumar – Morgan, Keegan & Co – Analyst

Morgan Keegan. Just a simple question. Can you give us a sense of how many weeks of inventory there was going into this particular quarter, and how many weeks there is left and then I have one or two follow-ups.

Dean Priddy – RF Micro Devices, Inc. – CFO

I think we would have to get into some customer specific data, I would rather not. I think again we are not saying that there is significant excess inventory in the handset end market. I think we would have to get into very specific customer issues because again, we see some customers in Europe and in the U.S. where we are growing very nicely.

Harsh Kumar – Morgan, Keegan & Co – Analyst

Got it, and is it mostly all GSM or are you seeing some inventory from your vantage point and other standards as well?

Dean Priddy – RF Micro Devices, Inc. – CFO

No, it is mostly all GSM.

Harsh Kumar – Morgan, Keegan & Co – Analyst

And could you characterize — would you characterize inventory situation in Europe and U.S. as healthy? Or there is a little bit that you see out there?

Dean Priddy – RF Micro Devices, Inc. – CFO

We rely obviously a lot on our customers in the same channel checks you guys do and we do not see any issues there.

Harsh Kumar – Morgan, Keegan & Co – Analyst

Last question, you said POLARIS you are hoping to ship one million units in December. Is that largely going to be POLARIS 1 or POLARIS 2?

Dean Priddy – RF Micro Devices, Inc. – CFO

Largely POLARIS 2.

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FINAL TRANSCRIPT

RFMD – RF Micro Devices September 21, 2004, Conference Call

Harsh Kumar – Morgan, Keegan & Co – Analyst

Thank you.

Operator

Pierre Maccagno.

Pierre Maccagno – Needham & Co – Analyst

Could you give us a little bit more color on the Bluetooth stronger than expected? And also I guess have you solved the issues that you guys talked about last quarter with supply?

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

We did mention that we had resolved supply constraints and I think that is one of the reasons that our revenue will be reasons that our revenue will be up over 200 percent. To put those in dollar terms if you remember last quarter we shipped roughly $1 million of Bluetooth revenue. So we are seeing pretty solid uptake in the peripheral market particularly in Taiwan, Bluetooth doggles (ph) for printers, for headsets. And we are also shipping significant volumes into CDMA handsets as well. And we will be migrating into GSM handsets over the next 9 to 12 months. So I think the outlook for Bluetooth looks very solid for the Company. And the supply constraints have been resolved.

Pierre Maccagno – Needham & Co – Analyst

Any comments on wireless LANs?

Dean Priddy – RF Micro Devices, Inc. – CFO

We’re not providing specific guidance on wireless LAN except to say that all three of our business units will be up in the December quarter. So you can interpret that as meaning that we expect wireless LAN would be up as well.

Pierre Maccagno – Needham & Co – Analyst

Thanks.

Operator

Jeff Kaball (ph).

Jeff Kaball – Lehman Brothers – Analyst

I am calling from Lehman Brothers. I am wondering if you could talk a little bit about the outlook for December, you had suggested that revenues would be sequentially higher in your press release, so I am wondering if there is any range that we should be associated with that, perhaps relative to traditional seasonality?

Dean Priddy – RF Micro Devices, Inc. – CFO

We will wait until the October call to give you the official guidance on the revenue range for the December quarter.

Jeff Kaball – Lehman Brothers – Analyst

Okay. And then secondly in terms of gross margin recovery, could you give us some metrics on sort of how we might expect gross margins to recover, perhaps indexed to revenue growth being up 10 percent would suggest a margin of 37 percent or something along those lines?

Dean Priddy – RF Micro Devices, Inc. – CFO

If you follow the company over the years you have seen as volumes tend to pick up, so do gross margins. There are several factors that can influence that as product yields and so forth. But I guess needless to say we are pretty optimistic that as volumes improve, gross margins will follow suit.

Jeff Kaball – Lehman Brothers – Analyst

So do you think it would be unreasonable for us to assume that gross margins will be back to the June quarter levels in 2 or 3 quarters?

Dean Priddy – RF Micro Devices, Inc. – CFO

That seems reasonable to us at this time.

Jeff Kaball – Lehman Brothers – Analyst

Okay, perfect. Thanks very much.

Operator

Randy Abrams.

Randy Abrams – CSFB – Analyst

Credit Suisse First Boston. I wanted to see if you made any updates to your plans to scale up your capacity additions (ph), and secondarily on the operating expense side, do you have any opportunities to scale back some of your OpEx if the business does continue to be a little bit slower than expected?

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FINAL TRANSCRIPT

RFMD – RF Micro Devices September 21, 2004, Conference Call

Dean Priddy – RF Micro Devices, Inc. – CFO

Well, if business were to continue to be slower than expected, then we would have to look very closely at operating expenses and we do have opportunities to scale back if we chose to. So currently we think this is a short-term revenue issue. And we are beginning to see the investments that we’ve been making begin to pay off. So I would expect for us to stick roughly to our expensive model, at least over the near-term unless something changes significantly in demand patterns.

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

I will take the capacity, Dean. Randy, we still continue to expand our staff. We are still very much in our planning. We are bringing on as we have said, we’ve been out there trying to get the number two GSM player and one of the leading CDMA players, as well. That is all on track. It looks good. We still plan to bring that capacity on. We are launching our front end PA modules that include the PM switch. We are also needing that capacity to take on that work and continue to reduce our costs as well as, as we said before, we are expanding our assembly capacity into China to support our module ramps as we ramp our PA modules along with our POLARIS chipset as we move into a module as well. So yes, we are still committed to expanding our capacity to support our future volume growth as well as reducing our costs.

Randy Abrams – CSFB – Analyst

Thanks for the detailed answer, and then on the wireless connectivity, just one follow-up question. For fourth quarter do you believe that is a seasonal bounce in that business, or is there kind of a sustainable trend that we — you are seeing pickup more on kind of infrastructure wireless LAN?

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

Again when you say fourth quarter I am assuming you mean December opposed to — .

Randy Abrams – CSFB – Analyst

I am sorry, yes, calendar quarter, yes, December quarter.

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

I mean, currently, in all honesty with our market share the way it is, we still got a lot to grow. Bluetooth, yes as it moves into the handset will be a little bit seasonal like the handset, but again as we try and grow and take our market share, our plans are to try and mute that as much as possible and same with wireless LAN.

Randy Abrams – CSFB – Analyst

Thanks a lot, guys.

Operator

James Faucette.

James Faucette – Pacific Crest – Analyst

Pacific Crest. I am wondering if you could speak to cancellations from customers during the course of the quarter and maybe how recently your most recent cancellations were.

Dean Priddy – RF Micro Devices, Inc. – CFO

We didn’t see significant cancellations during the quarter. As you remember from our conference call when we entered the quarter we said that we weren’t fully booked for the guidance. So basically what happened we just didn’t see the turns business materialize as we had anticipated. And that was just about all related to our Asian customers. And I will throw one other thing out there. The customers that we have deeper relationships with in terms of supply or managed inventory and inventory hubs, those are the customers where we’ve seen our business levels hold very firm. And it seems that their planning has been so much better than some of the other customers where we don’t have those relationships with, and those customers reside predominantly in Asia.

James Faucette – Pacific Crest – Analyst

Now as far as just as a follow-up on that if you haven’t seen cancellations but you are looking for so much the December quarter, should we take from that or assume that the order patterns have been starting to track then to what you would expect for a normal seasonal build into the December quarter, or is it still a little bit too early to tell that?

Dean Priddy – RF Micro Devices, Inc. – CFO

I guess the question is what is a normal seasonal build. This year has been very strong in the first half of the year. It looks like it is going to be strong through the first three quarters of the year or so, do you still see the same seasonal uptick perhaps as we did last

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FINAL TRANSCRIPT

RFMD – RF Micro Devices September 21, 2004, Conference Call

year? I think that is a question for the analysts and the investors to get their arms around. What does appear this year though is it is going to be an exceptional year in terms of total handset unit volume, especially as compared to last year. It’s just that I think this year has been a at least year-to-date, more linear in nature. But we would expect to see some increase in handset demand and handset production in the December quarter overall. Just don’t know if it is the same percentage seasonally as last year or not. It remains to be seen.

Operator

Cody Acree.

Floyd Fisher – Legg Mason Wood Walker – Analyst

Hi, this is Floyd Fisher (ph) on for Cody at Legg Mason. Just wanted to kind of follow up on the last question looking at order linearity through the quarter, you had expected on your last conference call to see kind of a progressive improvement in order rates, can discuss what you see different in the current quarter. And then also could you discuss a little bit more of what you are seeing as far as recent order velocity?

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

Number one, I think on the conference call what we said was not so much on the order flow, what we were expecting was the shipments, we had said July would be rather light moving into a stronger August and September and in fact, the quarter has played out like that. As Dean commented earlier, we were not fully booked for the quarter. Primarily our Asian customers aren’t as good at forecasting and planning as Dean commented on. So what we didn’t see was that business coming in near the end of the quarter like we had anticipated. But as far as the slope through the quarter, it did play out pretty much as we had anticipated.

Floyd Fisher – Legg Mason Wood Walker – Analyst

And then earlier you had mentioned kind of the order activity here in the last few weeks has changed. Could you kind of discuss that a little bit more and give us any idea of how much that has changed?

Dean Priddy – RF Micro Devices, Inc. – CFO

Yes, as you are aware the cycle time for our parts is now between six and seven weeks. So we are still in a period where it is very much within acceptable leadtimes for customers to order parts for delivery for the December quarter. And will be for the next few weeks. So if we take what customers are telling us in terms of forecast and then take a look at our current backlog which has been increasing for the December quarter, that’s what gives us confidence that we are going to see growth in all three of our business units going into the December quarter.

Floyd Fisher – Legg Mason Wood Walker – Analyst

Thank you very much.

Operator

Mike Walkley.

Mike Walkley – Piper Jaffray – Analyst

Mike Walkley with Piper Jaffray. I guess a quick question on the wireless infrastructure market, can you maybe discuss how the new driver amplifiers are ramping for you guys? And also just a general comment on the September quarter you kind of had flattish growth for the wireless infrastructures, was wondering if you could comment how that business faired versus your expectations?

Dean Priddy – RF Micro Devices, Inc. – CFO

The growth that we’re seeing in infrastructure currently is mainly gain blocks in some of the original products that we had. So I think that speaks to the fact that the infrastructure market either is getting healthier or we are taking market share in those areas. The new 3 to 5 watt type driver amplifiers are just recently introduced parts. They are just now beginning to be designed in and the ramp will be more of a calendar year ‘05 phenomenon. But we are pretty darn certain that that ramp is going to take place because we already do have design ins.

Mike Walkley – Piper Jaffray – Analyst

Okay. Thank you.

Operator

Ren Zamora – Loop Capital Markets – Analyst

Ren Zamora – Loop Capital Markets – Analyst

Loop Capital Markets. The question I had was, I know you mentioned a lot here the Asian customers were the biggest impact but I am just wondering if you could go just slightly one tier below

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FINAL TRANSCRIPT

RFMD – RF Micro Devices September 21, 2004, Conference Call

that and, in particular I am trying to figure out was there any impact to from any pricing pressure from the larger customers? I know you also mentioned a little bit on seasonality but was 3Q have any other particular seasonality impacts?

Dean Priddy – RF Micro Devices, Inc. – CFO

I would say that the price erosion during the quarter was expected and already rolled into our guidance to begin with, so I don’t think it was anything over and above what we were expecting.

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

I would say the variance is all volume.

Ren Zamora – Loop Capital Markets – Analyst

Okay, great. Thanks.

Operator

Ambrish Srivastava – Harris Nesbitt – Analyst

Ambrish Srivastava – Harris Nesbitt – Analyst

Hi, my questions have been answered. Thank you.

Operator

Sandy Harrison.

Sandy Harrison – Pacific Growth Equities – Analyst

Pacific Growth Equities. Good morning, guys. Kind of follow up on an early question on capacity and so forth, could you guys give us an update on sort of the move to 6 inch, where you guys think you’ll be exiting the quarter? And just kind of give us a little update on where that stands?

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

As far as 6 inch capacity goes the factory is completely, the second fab that we have that’s running our wafers is fully converted to 6 inch and is producing most of our production volume today.

Sandy Harrison – Pacific Growth Equities – Analyst

In the past you guys have talked about the move to EDGE in general in the markets, kind of Bob where do you see that today? Is that picking up steam? Is it sort of moving sideways? What is happening there and what is your feeling is to how it is going to play out over the next two to three quarters?

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

We saw just tremendous growth in our PAs as well as now we’re shipping our transceivers into EDGE and we will give you a lot more color on where the numbers go up. But it is several hundreds of percent of growth.

Sandy Harrison – Pacific Growth Equities – Analyst

Great. Thanks, guys.

Operator

(OPERATOR INSTRUCTIONS) Gentlemen, there are no further questions at this time.

Bob Bruggeworth – RF Micro Devices, Inc. – President, CEO, Director

We appreciate your interest in RFMD and we look forward to updating you more on our October 26 conference call. Thank you very much for your listening in this morning.

Operator

Ladies and gentlemen, this concludes the RF Micro Devices’ announcement conference call. You may now disconnect, and thank you for using ACT teleconferencing.

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FINAL TRANSCRIPT

RFMD – RF Micro Devices September 21, 2004, Conference Call

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